Registration No. 33-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                             THE MARCUS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Wisconsin                          39-1139844
       (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)           Identification No.)

         250 East Wisconsin Avenue,                    53202
                 Suite 1700                          (Zip Code)
            Milwaukee, Wisconsin
       (Address of principal executive
                  offices)

     The Marcus Corporation 1994 Non-Employee Director Stock Option Plan
                           (Full title of the plan)


          Thomas F. Kissinger, Esq.                   Copy to:
        Director of Legal Affairs and
                  Secretary                       Steven R. Barth
           The Marcus Corporation                 Foley & Lardner
         250 East Wisconsin Avenue,          777 East Wisconsin Avenue
                  Suite 1700                Milwaukee, Wisconsin  53202
         Milwaukee, Wisconsin  53202               (414) 289-3604
               (414) 272-6020
    (Name, address and telephone number,
      including area code, of agent for
                  service)

                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                 Proposed     Proposed
      Title of                   Maximum      Maximum
     Securities      Amount      Offering    Aggregate     Amount of
        to be        to be        Price       Offering   Registration
     Registered    Registered   Per Share      Price          Fee

       Common
       Stock,        50,000
    $1 par value     shares       $25.625     $1,281,250     $441.81

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported by NYSE on September 23, 1994.

                        _________________________________

                               Page 1 of 17 Pages

       The Exhibit Index is on page 7 of the sequentially numbered pages.

   PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents have been previously filed by The Marcus Corporation (the "Company") with the Commission and are incorporated herein by reference:

             (a) The Company's Annual Report on Form 10-K for the year ended May 26, 1994, which includes certified financial statements as of and for the year ended May 26, 1994.

             (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since May 26, 1994.

             (c)  The description of the Company's capital stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, dated November 17, 1993, as amended, with the Securities and Exchange Commission, and any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses incurred in a proceeding to which the director or officer was a party because he or she is a director or officer of the Company (i) to the extent such officers or directors are successful on the merits or otherwise in the defense of the proceeding and (ii) in such proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.


   Item 8.   Exhibits.

             The following documents are filed, (except where otherwise indicated) and are incorporated by reference herein, as part of this Registration Statement:

   Exhibits                                                       Exhibit No.

   The Marcus Corporation 1994 Non-Employee
      Director Stock Option Plan                                            4

   Opinion of Foley & Lardner                                               5

   Consent of Ernst & Young                                              23.1

   Consent of Foley & Lardner (contained in Exhibit 5 hereto)            23.2

   Power of Attorney relating to subsequent amendments
      (included on the signature page to this
      Registration Statement)                                              24

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and State of Wisconsin, on this 30th day of September, 1994.

                                 THE MARCUS CORPORATION


                                 By:  /s/Stephen H. Marcus
                                      Stephen H. Marcus
                                      Chairman of the Board, President and
                                      Chief Executive Officer


                                POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of September 30, 1994. Each person whose signature appears below constitutes and appoints Stephen H. Marcus and Thomas F. Kissinger, Esq., and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

          Signature              Title             Signature         Title

   /s/Stephen H. Marcus   Chairman of the     /s/George R. Slater  Director
   Stephen H. Marcus      Board, President,   George R. Slater
                          Chief Executive
                          Officer and
                          Director (Principal
                          Executive Officer)

   /s/Ben Marcus          Director            /s/Lee Sherman       Director
   Ben Marcus                                      Dreyfus
                                              Lee Sherman Dreyfus

   /s/Kenneth A.          Chief Financial     /s/Daniel F.         Director
        MacKenzie         Officer, Treasurer       McKeithan, Jr.
   Kenneth A. MacKenzie   and Controller      Daniel F. McKeithan,
                          (Principal            Jr.
                          Financial Officer
                          and Controller

   /s/Diane Marcus        Director            /s/John L. Murray    Director
        Gershowitz                            John L. Murray
   Diane Marcus
     Gershowitz

                                  EXHIBIT INDEX

                             THE MARCUS CORPORATION
                  1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                                                     Page Number in
                                                      Sequentially
                                                       Numbered
                                                      Registration
     Exhibit No.               Exhibit                  Statement


          4        The Marcus Corporation 1994 Non-        8
                   Employee Director Stock Option
                   Plan

          5        Opinion of Foley & Lardner              15

        23.1       Consent of Ernst & Young                17

        23.2       Consent of Foley & Lardner             N/A
                   (contained in Exhibit 5 hereto)

         24        Power of Attorney relating to          N/A
                   subsequent amendments (included
                   on the signature page to this
                   Registration Statement)